LOAN AGREEMENT


     This LOAN AGREEMENT (this "Agreement") is made as of the 22nd day of October 1998 by and among SENESCO, LLC, a New Jersey limited liability company (the "Company"), Phillippe O. Escaravage, the managing member of the Company (the "Guarantor"), and South Edge International Limited (the "Lender").

     The parties hereby agree as follows:

SECTION 1.  AMOUNT AND TERMS OF THE LOAN

     1.1 THE LOAN. Subject to the terms of this Agreement, the Company shall borrow from the Lender and the Lender shall lend to the Company up to five hundred thousand dollars ($500,000) (the "Loan") pursuant to a promissory note in the form attached hereto as Exhibit A (the "Note").
                               ---------

     1.2 DRAW DOWN SCHEDULE. The Company agrees to receive $75,000 of the Loan and the Lender agrees to pay the Company $75,000 of the Loan upon the execution of the Note. The Company agrees to receive the remainder of the Loan and the Lender agrees to pay the Company upon and pursuant to the schedule attached hereto as Exhibit B (the "Drawdown Schedule").
          ---------

     1.3 INTEREST. The Loan shall bear interest on the unpaid principal balance thereof from the date of disbursement until the Loan is repaid in full at a per annum rate equal to two percent (2%) above the Prime Rate as reported in the Wall Street Journal on the date of execution of the Note. Interest shall be payable at such time as the principal is due hereunder.

     1.4. METHOD OF PAYMENT TO LENDER. All payments of principal and interest on the Note shall be paid directly to the Lender at its office at Armoury Building, 2nd Floor, 37 Reid Street, P.O. Box HM 279, Hamilton, HM AX Bermuda, Attn:
Douglas M. Tufts or to such other place as the Lender shall designate.

SECTION 2.  THE CLOSING

     2.1 CLOSING DATE. The closing of the purchase and sale of the Note (the "Closing") shall be held on October 22, 1998 or at such other time as the Company and the Lender shall agree (the "Closing Date").

     2.2 DELIVERY. At the Closing (i) the Lender will deliver to the Company a check or wire transfer funds in the amount of $75,000, and (ii) the Company shall deliver to the Lender, a Note representing the Loan. The Lender shall pay the Company the remainder of the Loan pursuant to Section 1.2.

SECTION 3.  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

     The Company hereby represents and warrants to the Lender as follows:

     3.1 CORPORATE POWER. The Company will have at the Closing Date all requisite corporate power to execute and deliver this Agreement and to carry out and perform its obligations under the terms of this Agreement.

     3.2 AUTHORIZATION. All corporate action on the part of the Company necessary for the authorization, execution, delivery and performance of this Agreement by the Company and the performance of the Company's obligations hereunder, including the issuance and delivery of the Note, has been taken or will be taken prior to the Closing. This Agreement and the Note, when executed and delivered by the Company, shall constitute valid and binding obligations of the Company enforceable in accordance with their terms, subject to laws of general application relating to bankruptcy, insolvency, the relief of debtors and, with respect to rights to indemnity, subject to federal and state securities laws.

     3.3 GOVERNMENTAL CONSENTS. All consents, approvals, orders or authorizations of, or registrations, qualifications, designations, declarations or filings with, any governmental authority, required on the part of the Company in connection with the valid execution and delivery of this Agreement, the offer, sale or issuance of the Note or the consummation of any other transaction contemplated hereby shall have been obtained and will be effective at the Closing.

     3.4 OFFERING. Assuming the accuracy of the representations and warranties of the Lender contained in Section 4 hereof, the offer, issue and sale of the
Note is and will be exempt from the registration and prospectus delivery requirements of the Securities Act of 1933, as amended (the "1933 Act"), and has been registered or qualified (or are exempt from resignation and qualification) under the registration, permit or qualification requirements of all applicable state securities laws.

SECTION 4.  REPRESENTATION AND WARRANTIES OF THE LENDER

     4.1 PURCHASE FOR OWN ACCOUNT. The Lender represents that it is acquiring the Note solely for its own account and beneficial interest for investment and not for sale or with a view to distribution of the Note or any part thereof, has no present intention of selling (in connection with a distribution or otherwise), granting any participation in, or otherwise distributing the same, and does not presently have reason to anticipate a change in such intention.

     4.2 NO COMMISSIONS. The Lender represents that it has no knowledge that any commission or other remuneration is due or payable, directly or indirectly, to any party arising from the transaction contemplated hereby.

     4.3. ACCREDITED INVESTOR. The Lender is an "accredited investor" as such term is defined in Rule 501 under the Securities Act.

SECTION 5.  MISCELLANEOUS

     5.1 GUARANTY. In the event the merger between the Company and Nava Leisure Acquisition, Inc., a wholly-owned subsidiary of Nava Leisure USA, Inc., an Idaho corporation, to create Senesco Technologies, Inc., a Delaware corporation, is not consummated, the performance of all obligations of the Company hereunder and the payment of all amounts payable by the Company hereunder shall be guaranteed by the Guarantor.

     5.2 PROHIBITION ON TRANSFER OR ASSIGNMENT. The Lender agrees that it shall not sell, transfer, assign, or otherwise convey the Note without the prior written approval of the Company, which approval shall not be unreasonably withheld.

     5.3 BINDING AGREEMENT. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties. Nothing in this Agreement, express or implied, is intended to confer upon any third party any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

     5.4 GOVERNING LAW. This Agreement shall be governed by and construed under the laws of the State of New Jersey as applied to agreements among New Jersey residents, made and to be performed entirely within the State of New Jersey.

     5.5   COUNTERPARTS.   This  Agreement  may  be  executed  in  two  or  more
counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     5.6 TITLES AND SUBTITLES. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

     5.7 NOTICES. Any notice required or permitted under this Agreement shall be given in writing and shall be deemed effectively given upon personal delivery or upon deposit with the United States Post Office, by registered or certified mail, postage prepaid, addressed to the Company at 11 Chambers Street, Princeton, New Jersey 08542, or to the Lender at Armoury Building, 2nd Floor, 37 Reid Street, P.O. Box HM 279, Hamilton, HM AX Bermuda, Attn: Douglas M. Tufts, or at such other address as such party may designate by ten (10) days advance written notice to the other party.

     5.8 MODIFICATION; WAIVER. No modification or waiver of any provision of this Agreement or consent or departure therefrom shall be effective unless in writing and approved by the Company and the Lender.

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.



COMPANY:                                  LENDER:

SENESCO, LLC                              SOUTH EDGE INTERNATIONAL LIMITED





By:/s/ Phillippe O. Escaravage            By: /s/ W. A. Manual, Jr.
   ----------------------------              ----------------------------

Name: Phillippe O. Escaravage             Name: W. A. Manual, Jr.
     --------------------------                --------------------------

Title: Managing Member                    Title: Director
      -------------------------                 -------------------------



GUARANTOR:


/s/ Phillippe O. Escaravage
-------------------------------
Phillippe O. Escaravage

                                                                       EXHIBIT A
                                                                       ---------

THIS NOTE HAS BEEN ISSUED PURSUANT TO AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF FEDERAL AND STATE SECURITIES LAWS AND MAY NOT BE SOLD OR TRANSFERRED WITHOUT COMPLIANCE WITH SUCH REQUIREMENTS OR A WRITTEN OPINION OF COUNSEL ACCEPTABLE TO THE OBLIGOR THAT SUCH TRANSFER WILL NOT RESULT IN ANY VIOLATION OF SUCH LAWS OR AFFECT THE LEGALITY OF ITS ISSUANCE.



                                 PROMISSORY NOTE


$500,000                                                        October 22, 1998


     FOR VALUE RECEIVED, the undersigned, Senesco, LLC, a limited liability company organized and existing under the laws of the State of New Jersey (the "Obligor"), hereby promises to pay to the order of South Edge International Limited (the "Holder"), the principal sum of Five Hundred Thousand Dollars ($500,000) payable as set forth below. The Obligor also promises to pay to the order of the Holder interest on the principal amount hereof at a rate per annum equal to two percent (2%) above the Prime Rate as reported in the Wall Street Journal on the date of this Note, which interest shall be payable at such time as the principal is due hereunder. Interest shall be calculated on the basis of a year of 365 days and for the number of days actually elapsed. Any amounts of interest and principal not paid when due shall bear interest at the maximum rate of interest allowed by applicable law. The payments of principal and interest hereunder shall be made in coin or currency of the United States of America which at the time of payment shall be legal tender therein for the payment of public and private debts.

     This  Note  shall  be  subject  to  the  following   additional  terms  and
conditions:

     1.     Payments.  Subject to Section 2 hereof,  all  principal and interest
            --------
            due hereunder shall be payable in one (1) installment on October 22, 1999 (the "Maturity Date"); provided, however, that the parties may
                                        --------   -------
            mutually agree to extend the term of this Note beyond the Maturity Date. In the event that any payment to be made hereunder shall be or become due on a Saturday, Sunday or any other day which is a legal bank holiday under the laws of the State of New Jersey, such payment shall be or become due on the next succeeding business day.

     2.     Prepayments.
            -----------

            a) The Obligor and the Holder understand and agree that the principal amount of this Note is intended as a loan to the Obligor in anticipation of a merger (the "Merger") between the Obligor and Nava Leisure Acquisition, Inc., a wholly-owned subsidiary of Nava Leisure USA, Inc., an Idaho corporation, to create Senesco Technologies, Inc., a Delaware corporation ("STI"). Subsequent to the consummation of the Merger, in the event STI consummates an equity financing through the issuance of preferred stock or other equity securities or securities convertible into equity that results in proceeds to STI in excess of $1,500,000 (an "Equity Financing"), the entire unpaid principal amount of this Note (together with accrued interest hereon) shall become due and immediately payable to the Holder upon consummation of such Equity Financing.

            b) In the event the Merger is not consummated within four (4) months from the date hereof, the entire unpaid principal amount of this Note (together with accrued interest hereon) shall, at the option of the Holder, exercised by written notice to the Obligor as provided herein, become immediately due and payable; provided, however, that the parties may mutually agree to renegotiate the terms of this Note at such time.

     3.     No  Waiver.  No failure  or delay by the  Holder in  exercising  any
            ----------
            right, power or privilege under this Note shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law. No course of dealing between the Obligor and the Holder shall operate as a waiver of any rights by the Holder.

     4.     Waiver of  Presentment  and Notice of Dishonor.  The Obligor and all
            ----------------------------------------------
            endorsers, guarantors and other parties that may be liable under this Note hereby waive presentment, notice of dishonor, protest and all other demands and notices in connection with the delivery, acceptance, performance or enforcement of this Note.

     5.     Place of Payment.  All  payments of  principal  of this Note and the
            ----------------
            interest due thereon shall be made at such place as the Holder may from time to time designate in writing.

     6.     Events of Default.  The entire unpaid  principal amount of this Note
            -----------------
            and the interest due hereon shall, at the option of the Holder exercised by written notice to the Obligor, forthwith become and be due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived, if any one or more of the following events (herein called "Events of Default") shall have occurred (for any reason whatsoever and whether such happening shall be voluntary or involuntary or come about or be effected by operation of law or pursuant to or in compliance with any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body) and be continuing at the time of such notice, that is to say:

            a) if default shall be made in the due and punctual payment of the principal of this Note and the interest due thereon when and as the same shall become due and payable, whether at maturity, or by acceleration or otherwise, and such default shall have continued for a period of five days;

            b)    if the Obligor shall:

                  (i)   admit  in  writing  its   inability  to  pay  its  debts
                        generally as they become due;

                  (ii) file a petition in bankruptcy or a petition to take advantage of any insolvency act;

                  (iii) make an assignment for the benefit of creditors;

                  (iv) consent to the appointment of a receiver of the whole or any substantial part of his property;

                  (v) on a petition in bankruptcy filed against him, be adjudicated a bankrupt;

                  (vi) file a petition or answer seeking reorganization or arrangement under the Federal bankruptcy laws or any other applicable law or statute of the United States of America or any State, district or territory thereof; or

            c) if a court of competent jurisdiction shall enter an order, judgment, or decree appointing, without the consent of the Obligor, a receiver of the whole or any substantial part of Obligor's property, and such order, judgment or decree shall not be vacated or set aside or stayed within 90 days from the date of entry thereof; and

            d) if, under the provisions of any other law for the relief or aid of debtors, any court of competent jurisdiction shall assume custody or control of the whole or any substantial part of Obligor's property and such custody or control shall not be terminated or stayed within 90 days from the date of assumption of such custody or control.

     7.     Remedies. In case any one or more of the Events of Default specified
            --------
            in Section 6 hereof shall have occurred and be continuing, the Holder may proceed to protect and enforce its rights either by suit in equity and/or by action at law, whether for the specific performance of any covenant or agreement contained in this Note or in aid of the exercise of any power granted in this Note, or the Holder may proceed to enforce the payment of all sums due upon this Note or to enforce any other legal or equitable right of the Holder.

     8.     Severability.  In the event  that one or more of the  provisions  of
            ------------
            this  Note  shall  for  any  reason  be  held  invalid,  illegal  or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision of this Note, but this Note shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein.

     9.     Governing  Law.  This Note and the  rights  and  obligations  of the
            --------------
            Obligor and the Holder shall be governed by and construed in accordance with the laws of the State of New Jersey.



                                          ********

      IN WITNESS WHEREOF, the undersigned has caused this Note to be executed and delivered on the date first written above.


                                        SENESCO, LLC


                                        By:/s/ Phillippe O. Escaravage
                                           -----------------------------------
                                           Phillippe O. Escaravage
                                           Managing Member

                                                                       EXHIBIT B
                                                                       ---------

                     See Drawdown schedule attached hereto.